EXHIBIT 10(f)
                                 LEASE AGREEMENT


     THIS AGREEMENT (the "Lease") made as of the 17th day of May, 1999, by and between 2828 Partnership, L.P., a Pennsylvania limited partnership ("Lessor"), and Marlton Technologies, Inc., a New Jersey corporation ("Lessee").


                               W I T N E S S E T H

     WHEREAS, pursuant to the Agreement of Sale (the "Agreement of Sale") dated April 5, 1999 between Lessor's predecessor in interest under the Agreement of Sale and the legal owner, Charter Road Partnership (the "Current Owner"), Lessor is the equitable owner of a certain tract of land located in the City of Philadelphia, County of Philadelphia and Commonwealth of Pennsylvania known as 2828 Charter Road and containing 19.36 acres, more or less, as more fully described on Exhibit "A" attached hereto and incorporated herein by reference (the "Land"), together with the building and improvements thereon, including the approximately 234,285 square foot one-story building thereon (the "Building") (the Land, the Building and the other improvements on the Land are sometimes collectively referred to herein as the "Property"); and

     WHEREAS, an affiliate of Lessee, Sparks Exhibits Holding Corporation ("Sparks"), currently leases the Property from the Current Owner pursuant to an Indenture of Lease dated December 21, 1988, as amended, between the Current Owner and Sparks' predecessor in interest (the "Existing Lease"); and

     WHEREAS, the Agreement of Sale provides that, upon closing thereunder and Lessor becoming the legal owner of the Property, the Current Owner will assign its right, title and interest in, to and under the Existing Lease to the Lessor; and

     WHEREAS, Lessor and Lessee desire to enter into a Lease for the Property which: (a) will be contingent upon Lessor closing under the Agreement of Sale and becoming the legal owner of the



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Property (the "Title Closing"); (b) will have a term commencing on the date of the Title Closing; and (c) will replace the Existing Lease upon the occurrence of the Title Closing.

     NOW THEREFORE, the parties hereto, in consideration of the mutual covenants made herein, and INTENDING TO BE LEGALLY BOUND, hereby agree as follows:

     1. Incorporation of Recitals. The foregoing recitals are incorporated into and made a part of this Lease.

     2. Lease Contingent Upon the Occurrence of the Title Closing. This Lease is conditioned and contingent upon the occurrence of the Title Closing and, if, for any reason, the Title Closing does not occur within one year from the date of this Lease, this Lease shall be null and void.

     3. Existing Lease Terminated Upon Title Closing. Upon the occurrence of the Title Closing: (a) the Existing Lease shall be deemed to have been terminated as if the date of the Title Closing were its natural expiration date; and (b) the term of this Lease shall commence, such date of commencement being sometimes referred to herein as the "Effective Date" of this Lease.

     4. Lease of Demised Premises. Lessor does hereby demise and lease unto Lessee and Lessee does hereby lease from the Lessor the Property (sometimes referred to herein as the "Demised Premises"), on the terms and conditions set forth herein.

     5. Use of Demised Premises. The Demised Premises may be used by Lessee for any legal purpose and for no other purpose.

     6. Term

          A. Term. The term of this Lease (the "Term") shall be for twenty (20) years, commencing on the Effective Date, unless extended or sooner terminated as herein provided. Notwithstanding the foregoing, if the Effective Date shall occur on a day which is not the first day of the month, the Term shall be twenty (20) years plus the number of days in the month in which the Effective Date occurs which are on or after the Effective Date. The period from the Effective Date to the end of the month in which the Effective Date occurs is referred to herein as the "Stub Period."

          B. Option to Terminate Term. Notwithstanding the foregoing, Lessee shall have the right to terminate the Lease effective on that date which is the day before the tenth (10th) anniversary of


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     the Effective Date or, if there is a Stub Period, effective on that date which is the tenth (10th) anniversary of the expiration of the Stub Period (such right to terminate hereinafter referred to as the "Termination Right"), provided that Lessee shall have given Lessor written notice of Lessee's election to terminate the Lease which notice must be given at least six (6) months prior to the day before the tenth (10th) anniversary of the Effective Date or, if there is a Stub Period, at least six (6) months prior to that day which is the tenth (10th) anniversary of the expiration of the Stub Period. If Lessee fails to give such termination notice in a timely fashion, Lessee shall be deemed to have waived its Termination Right and the term of the Lease shall be as set forth in
     Section 6.A. hereof.

Notwithstanding the foregoing, it is expressly understood and agreed that, even if Lessee does validly exercise its Termination Right, Lessee shall, nevertheless, continue to be fully responsible for all of its responsibilities and obligations under this Lease, including the payment of all rent owed hereunder, as if the Lease had not been terminated, until such time as Lessor shall have either "Sold" the Demised Premises or "Re-leased" the Demised Premises. "Sold" shall mean Seller shall actually have conveyed legal title to and received the purchase price for the Demised Premises. "Re-leased" shall mean that Lessor shall have actually leased the Demised Premises and shall be receiving rent, after any free rent period. Lessor shall use reasonable efforts to Sell or Release the Demised Premises and shall not unreasonably refuse to Sell or Re-lease the Demised Premises to a buyer or lessee located by Lessee and at a sale price or rent and on other terms negotiated by Lessee, but under no circumstances shall Lessor be obligated to either: (i) Sell the Demised Premises for a price less than the sum of (a) the balance due on any mortgage debt secured by the Demised Premises plus (b) $1,000,000.00, if the Lessor has closed on the Addition Permanent Financing, or $850,000.00, if the Lessor has not closed on the Addition Permanent Financing; or (ii) Re-lease the Demised Premises at a rental rate less than Lessor would have received under the Lease if it had not been terminated, in each case unless Lessee shall consent to such Sale or Re-leasing and shall agree to pay any deficiency. If Lessor Re-leases part, but not all, of the Demised Premises, Lessee shall be released from its obligations pro rata based upon the fraction having as the numerator the square footage of the Building, as expanded (if applicable), Re-leased and having as the denominator all leaseable square footage of the Building, as expanded (if applicable). Anything herein to the contrary notwithstanding, if Lessee exercises the Termination Right, it may nevertheless continue to occupy the Demised Premises, at the rent and on the other terms provided herein, after the effective date of the termination until the Move Out Date (hereinafter defined). "Move Out Date" shall mean that earliest date which is, sixty (60) days after Lessor has provided Lessee with written notification of any of: (a) the date the buyer or new lessee is expected to occupy the Demised Premises; (b) the date, in connection with a Re-leasing, that the Lessor needs possession in order to commence those landlord improvements to the Demised Premises, if any, required under the relevant lease; or (c) Lessor's exercise of the Ultimate Right (hereinafter defined). Lessee shall vacate the Demised Premises on or before the Move Out Date.

It is expressly understood and agreed that, in addition to any other right Lessor has hereunder, after the Lessee has exercised the Termination Right, Lessor shall have the right, but not the obligation, (the "Ultimate Right") to either Sell or Re-lease the Demised Premises on any terms Lessor elects, in Lessor's sole discretion, or to refrain from Selling or Re-leasing, or both, for any reason, in Lessor's sole discretion, provided Lessor releases Lessee from its obligation under this Section 6.B. to continue to be responsible for all of Lessee's responsibilities and obligations, including the payment of rent, which obligations and responsibilities accrue after the later of (i) the date which is the day before the tenth (10th) anniversary of the Effective Date or, if there is a Stub Period, effective on

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that date which is the tenth (10th) anniversary of the expiration of the Stub
Period and (ii) sixty (60) days after Lessor's written exercise of the Ultimate Right.

     7. Base or Minimum Rent.

          A. Amount of Payments.

               (i) Stub Period. During the Stub Period, if any, Lessee shall pay to Lessor a base rent (the "Stub Period Base Rent") equal to the sum of (a) the interest which Lessor owes to its mortgage lender for the Stub Period on the $5,400,000.00 mortgage loan which Lessor will use to finance its acquisition of the Demised Premises (the "Acquisition Loan") and (b) $232.88 for each day of the Stub Period. The Stub Period Base Rent shall be due and payable on the first day of the Stub Period. Lessor shall allow Lessee a credit against the Stub Period Base Rent in the amount, if any, of any prepaid rent relating to the Stub Period which Sparks shall have paid to the Current Owner and which the Current Owner shall have transferred, assigned or credited to Lessor (the "Stub Period Prepaid Base Rent"). If the Stub Period Base Rent is less than the Stub Period Prepaid Base Rent, then Lessor shall be obligated to repay or credit against Lessee's rental obligations the amount, if any, by which the Stub Period Prepaid Base Rent exceeds the Stub Period Base Rent.

               (ii) First Ten Year Period Following Stub Period.

                    a) Initial Base Rent. During the first ten years of the Term of this Lease immediately following the Stub Period, if any, or, if there is no Stub Period, during the first ten years of the Term of this Lease (whichever is applicable is hereinafter sometimes referred to as the "First Ten Year Period"), Lessee shall pay to Lessor an annual base rent (the "Initial Base Rent") of Six Hundred Seven Thousand Twenty-Four Dollars and Thirty-Two Cents ($607,024.32) payable in one hundred twenty (120) equal monthly installments of Fifty Thousand Five Hundred Eighty-Five Dollars and Thirty-Six Cents ($50,585.36) each payable on the first day of each month, the first installment to be payable on the first day of the Term of this Lease if there is no Stub Period, or, if there is a Stub Period, on the first day immediately after the Stub Period.

      It is understood and agreed that the Initial Base Rent has been calculated based on the assumption that the Lessor will incur exactly $850,000.00 in out-of-pocket costs in connection with or relating to its acquisition of the Demised Premises, its obtaining a commitment for and closing (or attempting to close in the event that the Addition Permanent Financing does not close) both the Acquisition Loan and the Addition Permanent Financing and its drafting and negotiation of and entry



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into this Lease (collectively "Lessor's Out-Of-Pocket Costs"). It is further understood and agreed that: (I) Lessee shall reimburse Lessor, in addition to any of Lessee's rental or other obligations under this Lease, for the amount, if any, by which Lessor's Out-Of-Pocket Costs exceed $850,000.00; and (II) Lessor shall pay Lessee the amount, if any, by which Lessor's Out-Of-Pocket Costs are less than $850,000.00 (the "Lessor's Reimbursement").

     While the following is not an exclusive list of Lessor's Out-Of-Pocket Costs, Lessee acknowledges and agrees that the following costs, if incurred by Lessor, are proper Lessor's Out-Of-Pocket Costs:

     (1) $600,000 difference between the $6,000.000.00 purchase price for the Demised Premises and the amount of the Acquisition Loan;

     (2) $120,000.00 transfer tax which Lessor will pay in connection with the acquisition of the Demised Premises;

     (3) $14,708.37 title insurance premium which Lessor will pay plus the cost of any endorsements required by GE, recording fees for the deed and mortgage and other miscellaneous charges of the title company in connection with the acquisition of legal title to the Demised Premises and the closing on the Acquisition Loan;

     (4) The title insurance premium and attendant charges which Lessor will pay in connection with the Addition Permanent Financing.

     (5) $4,000.00 for the appraisal plus the cost of the updated appraisal which will be required in connection with the Addition Permanent Financing;

     (6) $5,800.00 for the survey plus the cost of updating the survey in connection with the Addition Permanent Financing;

     (7) $1,800.00 for the engineering study plus the cost, if any, of updating same in connection with the Addition Permanent Financing;

     (8) $1,075.00 for Phase I Environmental Report;

     (9) GE's attorneys fees in connection with both the Acquisition Loan and the Addition Permanent Financing;

     (10) Lessor's legal fees incurred in connection with or relating to the acquisition of the Demised Premises, the drafting and negotiation of this Lease and the negotiation and closing of both the Acquisition Loan and the Addition Permanent Financing;

     (11) Nonrefundable $13,500.00 "forward commitment fee" required under the commitment for the Addition Permanent Financing; and

     (12) Any "refundable" deposits paid under the loan commitment for either the Acquisition Loan or the Addition Permanent Financing which are not actually refunded.

     Lessor shall not be obligated to pay Lessee the Lessor's Reimbursement, if applicable, until after the Addition Permanent Financing has closed or it is known that it will not close and the Lessor's Out-Of-Pocket Costs relating thereto are known.

     If and when Lessor's Out-Of-Pocket Costs exceed $850,000.00, however, Lessee shall promptly reimburse Lessor, from time to time, for those Lessor's Out-Of-Pocket Costs which Lessor has incurred in excess of $850,000.00.

               b) Revised Initial Base Rent. If, and only if, the Lessor closes on the Addition Permanent Financing (hereinafter defined), the Initial Base Rent shall be increased by the

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          sum of (I) amount of the Lessor's debt service (principal and interest) on the Addition Permanent Financing for the concomitant period and (II) $1,250.00 per month. By way of example, assume, hypothetically, that Lessor obtains the Addition Permanent Financing on the following terms:

                    Loan Amount:   $1,350,000.00
                    Interest Rate:  7.50%

                    Amortization Rate: 20 years
                    Monthly Payment of
                    Principal and Interest:  $10,875.51:

By way of example under such hypothetical facts, after closing on the Addition Permanent Financing, the Initial Base Rent would be increased by $12,125.51 ($1,250.00 + $10,875.51) per month resulting in a monthly Initial Base Rent of $62,710.87. If there is a stub period (the "Addition Stub Period") for a partial month during which the Lessor is obligated to pay only interest on the Addition Permanent Financing, the Initial Base Rent for that month shall be increased by only the sum of (I) the amount of such interest for the Addition Stub Period and
(II) $41.67 for each day of the Addition Stub Period. The intent of this paragraph is to pass on the full debt service on the Addition Permanent Financing to Lessee plus the sum of $1,250.00 per month for the period from the closing on the Addition Permanent Financing to the tenth (10th) anniversary of the Effective Date, if there is no Stub Period, or, if there is a Stub Period, the tenth (10th) anniversary of the expiration of the Stub Period.

          Lessor acknowledges that Lessee intends to construct an approximately 15,800 square foot expansion to the Building (the "Addition"). While Lessee shall finance the construction of the Addition, Lessor has agreed to attempt to obtain non-recourse permanent financing for the Addition in order to reimburse Lessee for a portion of the cost of constructing the Addition in an amount not to exceed $1,350,000.00. This financing is referred to herein as the "Addition Permanent Financing." In the event that Lessor is able to obtain and close on the Addition Permanent Financing, Lessor shall: (I) pay the proceeds from the Addition Permanent Financing to Lessee and the Initial Base Rent shall be increased as set forth in this
     Section 7.A.(ii).b; and (II) pay to Lessee a one time lump sum payment of $150,000.00 in addition to, and not from, the proceeds of the Addition Permanent Financing.

          Lessor currently has a commitment from General Electric Capital Business Asset Financial Corporation ("GE") for the Addition Permanent Financing, a copy of which is attached hereto as Exhibit "B" and made a part hereof (the "Existing Commitment"). While Lessor shall use its reasonable efforts to close the loan described in the Existing Commitment, Lessor does not promise, warrant or represent that it will be able to do so since some of the conditions for funding under the Existing Commitment are outside of Lessor's control. In the event that Lessor is not able to close under the Existing Commitment, Lessee shall have no recourse against Lessor as a result thereof other than the fact that, as a result thereof, the Initial Base Rent shall not be increased pursuant to this Section 7.A.(ii).b. In the event that Lessor is not able to close under the


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     Existing Commitment, however, Lessor shall use its reasonable efforts to close on any other alternative Addition Permanent Financing which Lessee may secure for Lessor no later than April 1, 2000, provided that such financing is non-recourse, the amount shall not exceed $1,350,000.00, the debt service is passed on to Lessee pursuant to this Section 7.A.(ii).b and the maturity date of such financing is the same as the maturity date on the Acquisition Loan.

               (iii) Second Ten Year Period Following First Ten Year Period. During the next ten years of the Term of this Lease immediately following the First Ten Year Period (the "Second Ten Year Period"), Lessee shall pay to Lessor an annual base rent (the "Second Ten Year Base Rent") equal to the sum of (a) $100,000 if Lessor has closed on the Addition Permanent Financing and $85,000 if Lessor has not closed on the Addition Permanent Financing, (b) Thirty-Four Cents ($.34) for each foot in the Building Square Footage (hereinafter defined), and
          (c) the Hypothetical Refinanced Mortgage Debt Service (hereinafter defined) for the concomitant year of the Lease.

      "Building Square Footage" shall mean the sum of the square footage of the existing Building on the date hereof (agreed to be 234,285 square feet) plus the square footage of any additions made to the Building. By way of example, if the Lessee constructs a 15,800 square foot Addition, as contemplated, and no other additions, the Building Square Footage would be 250,085.














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     While, both the Acquisition Loan and the Addition Permanent Financing will have a maturity date on or about the end of the First Ten Year Period, both will be repaid based on a twenty (20) year amortization schedule. Therefore, there will be a significant outstanding balance on both the Acquisition Loan and the Addition Permanent Financing that will need to be refinanced at their maturity. "Refinanced Mortgage" shall be the mortgage loan used by Lessor to refinance and repay the balances, at maturity, of the Acquisition Loan and the Addition Permanent Financing. The per annum interest rate on the Refinanced Mortgage which the Lessor actually obtains is hereinafter referred to as the "Refinanced Mortgage Interest Rate."

     If, for logistical or other reasons, the Refinanced Mortgage has not yet been obtained and closed at the end of the First Ten Year Period, until such time as the Refinanced Mortgage has closed, and only until such time, Hypothetical Refinanced Mortgage Debt Service shall mean the sum of the debt service (principal and interest) which Lessor was paying under the Acquisition Loan and the Addition Permanent Financing prior to their maturity.

     "Hypothetical Refinanced Mortgage Debt Service" shall mean the debt service (principal and interest) on the Hypothetical Refinanced Mortgage (hereinafter defined). "Hypothetical Refinanced Mortgage" shall mean a hypothetical loan (which shall not actually be obtained) (a) in the principal amount of the aggregate of (i) the original principal amount of the Acquisition Loan, i.e. $5,400,000.00 and (ii) the original principal amount of the Addition Permanent Financing if Lessor has closed on that loan; (b) having an amortization schedule of twenty (20) years; and (c) having an interest rate equal to the Refinanced Mortgage Interest Rate.

     By way of example, if the Refinanced Mortgage Interest Rate was eight percent (8%) and the original principal amount of the Addition Permanent Financing was $1,350,000.00, then the Hypothetical Refinanced Mortgage Debt Service would be $677,516.40 per annum, or $56,459.70 per month.

     The annual Second Ten Year Base Rent shall be payable annually throughout the Second Ten Year Period in twelve equal monthly installments equal to one-twelfth (1/12th) of the annual Second Ten Year Base Rent.


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          (iv) Notwithstanding anything contained in Section 7.A to the contrary, it is expressly agreed that, if, at any time after the date of this Lease, there is a "Change in Control of the Lessee" (hereinafter defined) then, as of that date which is the sixth (6th) month anniversary of the Change in Control of the Lessee (the "Sixth Month Anniversary"), the Base Rent hereunder shall be the greater of (a) the Base Rent otherwise provided herein and (b) the "Fair Market Rental" (hereinafter defined) of the Demised Premises.

     If the Sixth Month Anniversary occurs during the Second Ten Year Period, the Fair Market Rental need only be calculated once, as of the Sixth Month Anniversary, for the portion of the Second Ten Year Period remaining after the Sixth Month Anniversary. If the Sixth Month Anniversary occurs during the First Ten Year Period, then the Fair Market Rental shall be calculated twice: once, as of the Sixth Month Anniversary, for the portion of the First Ten Year Period remaining after the Sixth Month Anniversary and once again, as of the first day of the Second Ten Year Period, for the full Second Ten Year Period.

     "Change in Control of the Lessee" shall mean that greater than fifty percent (50%) of the common stock of the Lessee shall have been acquired by a person or entity who/which did not own such stock as of the date of this Lease, regardless of the reason for the transfer, including transfers by operation of law; provided, however, that such term shall not include any merger, consolidation or similar transaction in which (a) Lessee is the surviving entity, (b) a majority of the members of Lessee's board of directors immediately after consummation of the merger or consolidation were members of Lessee's board of directors immediately prior to consummation of the merger or consolidation, and (c) senior management of Lessee is not materially altered.

     "Fair Market Rental" shall mean the current rental charge, as of the date in question (i.e. the date of the Sixth Month Anniversary and, if the Sixth Month Anniversary occurs during the First Ten Year Period, the first day of the Second Ten Year Period), for space comparable to the Demised Premises in the vicinity of the Demised Premises taking into account the term remaining and the other terms and conditions of this Lease. Fair Market Rental shall be exclusively determined by the following procedure:




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     Lessor and Lessee shall each determine their good-faith opinion of the Fair
Market Rental value of the Demised Premises taking into account the quality, size, configuration, location, comparable values and all other facts which each determine to be relevant. Within forty-five (45) days after the Sixth Month Anniversary (or, if applicable, within forty-five (45) days after the first day of the Second Ten Year Period), at a mutually agreeable time and place, the Lessor and Lessee shall simultaneously exchange in writing their respective good-faith opinions of the Fair Market Rental value of the Demised Premises. If the respective opinions of Lessor and Lessee are within ten percent (10%) of each other, the Fair Market Rental value of the Demised Premises for the applicable term shall be determined to be the average of the two opinions. If the respective opinions of the Lessor and Lessee are not within ten percent
(10%) of each other, the Lessor and Lessee shall promptly select a disinterested real estate appraiser familiar with values in the Philadelphia Industrial Park, and the sole function of the agreed-upon real estate appraiser shall be to choose either the opinion of the Lessor or the opinion of the Lessee which most closely reflects the Fair Market Rental value of the Demised Premises.

     The determination as to the Fair Market Rental value of the Demised Premises, as provided herein, shall be final and conclusively binding on the parties and may be enforced by legal proceedings.

     The Lessor and the Lessee will equally share the compensation of the real estate appraiser selected. In the event the Lessor and Lessee are unable to agree upon a disinterested appraiser, either party may apply to any court of competent jurisdiction for the appointment of a disinterested appraiser. In the event the Fair Market Rental for the applicable period shall not have been determined under the aforesaid procedure at the relevant time (i.e. the date of the Sixth Month Anniversary or, if applicable, the first day of the Second Ten Year Period) for comparing it to the Base Rent hereunder to see which is greater, Lessee shall continue to pay the Base Rent otherwise provided herein until the Fair Market Rental has been determined at which time the Base Rent shall be retroactively adjusted if the Fair Market Renal is greater than the Base Rent otherwise provided for herein.



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          B. Date and Place Payable. All rent, additional rent and any other sums due Lessor (hereinafter collectively the "Rent") shall be payable in advance on the first day of each and every calendar month to 2828 Partnership, L.P. at c/o Equivest Management, Inc., 215 S. Broad Street, Suite 600, Philadelphia, PA 19107, or at such other address as Lessor may designate, from time to time, by written notice to Lessee, and shall be payable without any prior demand thereof and without any deduction, set-off or counterclaim whatever (except to the extent demand or notice shall be expressly provided for herein).

          C. Late Charges. If Lessee's rental payment has not been received by Lessor by the fifth day of any month, Lessee will pay any late charge assessed by Lessor's mortgage lender as a result of such late payment. Additionally, if rent or any other sum due from Lessee to Lessor has been overdue for more than fifteen (15) days, it will thereafter bear interest at the rate of three percent (3%) per annum in excess of the announced prime rate of interest of Citibank, NA, from time to time in effect (or, if lower, the highest legal rate), until paid.

          D. Acceptance of Rent. If Lessor, at any time or times, shall accept said rent or any other sum due to it hereunder after the same shall become due and payable, such acceptance shall not excuse delay upon subsequent occasions, or constitute, or be construed as, a waiver of any of Lessor's rights hereunder.

     8. Base Rent is Absolutely Net to Lessor/Additional Rent. It is understood and agreed that the Base Rent which Lessee is obligated to pay to Lessor pursuant to Section 7 hereof is to be absolutely net to Lessor, and Lessee, throughout the full term of this Lease, shall be responsible for all costs of owning, operating, maintaining and repairing (including necessary replacements except as expressly provided for in Sections 9.B and 30 hereof relating to casualty damage and condemnation, respectively) the Demised Premises, as expressly provided herein and otherwise, with the sole exception that Lessee shall not be obligated or responsible for any mortgage debt of the Lessor secured by the Demised Premises.

     In illustration of, but not in limitation of, the foregoing, in addition to the Base Rent which Lessee shall be obligated to pay pursuant to Section 7 hereof, Lessee

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shall be obligated to pay the following amounts as additional rent (individually or collectively "Additional Rent") through the full term of this Lease, as extended:

          A. Additional Rent on Account of Real Estate Taxes. Lessee shall be responsible for, and shall pay Lessor as additional rent hereunder, 100.00% of the Real Estate Taxes (hereinafter defined) for each and every calendar year during the term hereof, as extended (the "Real Estate Tax Additional Rent"). If the term of this Lease does not commence on January 1st, Lessee's obligation shall be prorated for the calendar year in which the term of this Lease commences and the last partial calendar year in the term of this Lease. Such proration shall be based on a fraction of the obligation for a full calendar year, which fraction has, as a numerator, the number of days in the calendar year in the term of the Lease, and, as a denominator, the number "365". Notwithstanding the foregoing, Lessee shall not be obligated to pay any Real Estate Taxes for calendar year 1999 which Sparks has already paid under the Existing Lease.

Lessee shall pay its Real Estate Tax Additional Rent within fifteen (15) days of its receipt from Lessor of an invoice therefor. Such invoice shall be accompanied by a copy of the tax bill to which the invoice relates. If, at any time during the term of this Lease, either Lessee shall have failed to pay its Real Estate Tax Additional Rent within the required fifteen (15) day period or Lessor's mortgage lender shall require Lessor to establish an escrow account for the payment of Real Estate Taxes, Lessor shall have the right, with respect to future Real Estate Tax Additional Rent, to collect same on a good-faith estimated basis in advance by requiring Lessee to pay one-twelfth (1/12) of the estimated amount together with and at the same time as its monthly installment of Base Rent. Within forty-five (45) days from the time that the actual Real Estate Tax Additional Rent becomes known, Lessor shall provide Lessee with a written reconciliation of Lessee's estimated payments received against the actual amount. Lessee shall pay Lessor any shortfall reflected by the reconciliation within fifteen (15) days of its receipt of the reconciliation statement. Lessor shall refund to Lessee any overage reflected by the reconciliation within fifteen (15) days of Lessee's receipt of the reconciliation.

If Lessor is not contesting any increased Real Estate Tax assessment occurring during the term of this Lease, Lessee shall have the right, at its sole cost, to appeal said increased assessment in its name or in the name of Lessor. During any such appeal, however, Lessee shall, nevertheless, be required to pay, when due, its Real Estate Tax Additional Rent but shall be entitled to and shall receive its share (100%) of any refund obtained relating to any period within the Term of this Lease. Lessee hereby agrees to indemnify, defend and hold Lessor harmless from and against any cost or liability incurred by Lessor in connection with Lessee's exercise of this right. At Lessee's request, Lessor shall mark any tax payments made during the pendency of a tax assessment appeal as "paid under protest."

"Real Estate Taxes" shall mean all real estate taxes and assessments, general or special, ordinary or extraordinary, foreseen or unforeseen, imposed upon the Building or the Land, and any existing or future improvements of whatever kind thereto or thereon. Taxes shall include, without limitation, any assessment imposed by any public or quasi-public entity by reason of the Building being located in a special services district or similar designation. If, due to a future change in the method of taxation, any franchise, profit or other tax, however designated, shall be levied or imposed in substitution, in whole or in part, for (or in lieu of) any tax which would otherwise be included within the definition of Taxes, such other tax shall be deemed to be included within Taxes as defined herein.

          B. Additional Rent on Account of Lessor's Insurance. Lessee shall be responsible for, and shall pay Lessor as additional rent hereunder, 100.00% of the Insurance Premium (hereinafter defined) for each and every calendar year during the term hereof, as extended (the "Insurance Additional Rent"). If the term of this Lease does not commence on January 1st, Lessee's obligation shall be prorated for the calendar year in which the term of this Lease commences and the last partial calendar year in the term of this Lease. Such proration shall be based on a fraction of the obligation for a full calendar year, which fraction has, as a numerator, the number of days in the calendar year in the term of this Lease, and, as a denominator, the number "365".

     Lessee shall pay its Insurance Additional Rent within fifteen (15) days of its receipt from Lessor of an invoice or invoices therefor. Such invoice shall be accompanied by a copy of the Insurance Premium bill or bills to which the invoice relates. If, at any time during the term of this Lease, either Lessee shall have failed to pay its Insurance Additional Rent within the required fifteen (15) day period or Lessor's mortgage lender shall require Lessor to establish an escrow account for the payment of insurance premiums, Lessor shall have the right, with respect to future Insurance Additional Rent, to collect same on a good faith estimated basis in advance by requiring Lessee to pay one-twelfth (1/12th) of the estimated amount (which shall not be less than the actual Insurance Additional Rent for the immediately preceding year) together with and at the same time as its monthly installment of base rent. Within forty-five (45) days from the time that the actual Insurance Additional Rent becomes known, Lessor shall provide Lessee with a written reconciliation of Lessee's estimated payments received against the actual amount. Lessee shall pay Lessor any short-fall reflected by the reconciliation within fifteen (15) days of its receipt of the reconciliation. Lessor shall refund to Lessee any overage reflected by the reconciliation within fifteen (15) days of Lessee's receipt of the reconciliation.

          "Insurance Premium" shall mean the cost, premium or bill for each and all of the following types of insurance which will be obtained and maintained by Lessor for the benefit of Lessor:

               (i) insurance against loss or damage to the Building, as expanded, by fire, windstorm, lightning and tornado and against loss and damage by such other additional risk as may be now or hereafter embraced by an "all-risk" form of insurance policy for the full insurable value, subject to a reasonable deductible (which deductible shall, in all events, be acceptable to Lessor's mortgage lender) of the Building, as expanded ("Lessor's Casualty Insurance"). Lessee acknowledges and understands that Lessor is not obligated to, and does not intend to, insure the value of any improvements, alterations or additions that Lessee makes to the Demised Premises other than the Addition.

               (ii) loss of rents or business interruption insurance in an amount, as reasonably determined by Landlord, from time to time, to cover the aggregate total of Base Rent, Additional Rent and all other costs, expenses, sums, charges and other amounts which are the obligation of Lessee under this Lease for a twelve (12) month period from the date of the event giving rise to the business interruption or loss of rents ("Lessor's Loss of Rents Insurance").

               (iii) comprehensive general public liability insurance coverage against claims for or arising out of bodily injury, death or property damage, occurring in, on or about the streets, sidewalks or properties adjacent to the Demised Premises as well as in, on, or about the Demised

          Premises ("Lessor's Liability Insurance"). The aforementioned policy shall be a single limit policy initially in the amount of Five Million Dollars ($5,000,000) and thereafter in such increased amounts as may be reasonably determined by Landlord.

     Lessee acknowledges that Lessor's Casualty Insurance, Lessor's Loss of Rents Insurance and Lessor's Liability Insurance may or may not be on the same premium or insurance year and, that, if there are different premium or insurance years, Lessor may submit invoices at different times. Lessee also acknowledges that, in order to close on the mortgage loan which will enable Lessor to acquire the Demised Premises, Lessor will have to have these insurance coverages in place and thus Lessor will have to pay the relevant Insurance Premiums therefor on or prior to the Effective Date. Lessee further acknowledges that Lessor shall be obtaining the Lessor's Casualty Insurance, Lessor's Loss of Rents Insurance and Lessor's Liability Insurance in satisfaction of the requirements of the lender holding a mortgage on the Premises, including, but not limited to those reflected on Exhibit "C" attached hereto and made apart hereof. Lessee agrees to accept any requirements of such insurance imposed by the Lessor's mortgage lender.

            Notwithstanding the foregoing, it is expressly understood and agreed that, except as required by a lender providing the Acquisition Loan or the Addition Permanent Financing, or a refinance thereof, Lessee shall have the right to directly acquire and maintain, during the full term of this Lease and for the benefit of Lessor, the Lessor's Casualty Insurance, the Lessor's Loss of Rents Insurance and the Lessor's Liability Insurance or any one or ones thereof, at Lessee's sole cost and expense and as Insurance Additional Rent hereunder. Lessee, in fact, has so elected to obtain and maintain all such insurance as of the Effective Date and Lessee shall continue to maintain such insurance on Lessor's behalf until Lessee elects or is directed to do otherwise by such lender in writing. Notwithstanding the foregoing, the following rules shall always be applicable to the Lessee's right to directly maintain the Lessor's Casualty Insurance, the Lessor's Loss of Rents Insurance and the Lessor's Liability Insurance:

               I. Lessee shall never elect to discontinue maintaining any such insurance directly without having provided Lessor with thirty (30) days advance written notification thereof; and

               II. In the event of Lessee's Default (as defined in Section 19 hereof) of this Lease, Lessor shall have the right (but not the obligation) to terminate Lessee's right to directly maintain any such insurance; and

               III. Lessee shall, in all events and with respect to all insurance which Lessee directly maintains pursuant to this Section 8.B, provide Lessor with certificates of insurance evidencing renewals of any and all such insurance prior to the date of expiration for such insurance as reflected in the most recent prior certificate of insurance evidencing coverage which Lessee has delivered to Lessor; and

               IV. All insurance which Lessee maintains directly pursuant to this Section 8.B shall not be cancelable by the insurer without first providing Lessor thirty (30) days advance written notice.

          C. Water and Sewer Charges. During the full term of this Lease, as extended, Lessee shall be responsible for and shall pay, as additional rent hereunder, one hundred percent (100%) of the water and sewer charges for the entire Demised Premises. At the election of Lessor, Lessee shall either pay the bills for water and sewer charges directly to the provider within the times specified in the bills (simultaneously providing Lessor with evidence of payment) or pay the amounts due to Lessor, for Lessor's submission to the provider, within fifteen (15) days after receipt of a copy of the relevant bill therefor. Until otherwise directed by Lessor in writing to the contrary, Lessee shall pay such charges directly to the provider and if possible, arrange for the billing account to be placed in Lessee's name.

          D. Utilities. During the full term of this Lease, as extended, Lessee shall be responsible for and shall pay one hundred percent (100%) of the cost of all utilities (other than water and sewer which are addressed in the foregoing subsection (C)) used or consumed at, on or in the Demised Premises including, but not limited to, electricity, gas (if any) and all energy consumed or used in connection with the lighting, heating and air conditioning of the Demised Premises. Lessee shall cause the electric service (and other utility services) to be billed directly to Lessee in Lessee's name, and Lessee shall pay its electric (and other utility) bills when due.

          E. Sidewalks. Lessee shall be responsible, at Lessee's sole expense and cost, for maintaining the sidewalks and parking areas at the Demised Premises and keeping them free from snow and ice.

          F. Other Taxes. If, during the term of this Lease or any renewal or extension thereof, any tax is imposed upon the privilege of renting or occupying the Demised Premises or upon the amount of rentals collected therefor, Lessee will pay each month, as additional rent, a sum equal to such tax or charge that is imposed for such month, but nothing herein shall be taken to require Lessee to pay any income, estate, inheritance or franchise tax imposed upon Lessor.

          G. Use and Occupancy Tax. Without limiting the foregoing, Lessee will pay promptly when due and in any event not later than fifteen (15) days after receipt of a bill therefor (whether said bill be submitted by Lessor, the City of Philadelphia, the Philadelphia School District or otherwise), all City of Philadelphia School District Use and Occupancy Tax imposed upon the use and occupancy of the Demised Premises. It is expressly understood that Lessor shall have the right, but not the obligation, to collect such use and occupancy tax from Lessee and submit it to the City of Philadelphia and, if Lessor exercises said right, Lessee shall pay such use and occupancy tax to Lessor.

          H. Survival After Termination. If, upon termination of this Lease for any cause, the amount of any additional rent due pursuant to this Section has not yet been determined, an appropriate payment from Lessee to Lessor, or refund from Lessor to Lessee, shall be made promptly after such determination.

          I. Lessor's Option as to Manner of Payment. Except as required by a lender providing the Acquisition Loan, the Addition Permanent Financing or a refinance thereof, and except after Lessee's Default under this Lease, Lessee shall have the option, exercisable from time to time, of either paying any Additional Rent, other than Use and Occupancy Tax pursuant to
     Section 8.G. hereof and Real Estate Tax Additional Rent pursuant to Section 8.A. hereof, directly to the provider/vendor/biller or paying the relevant Additional Rent to the Lessor so that the Lessor can pay the provider/vendor/biller.

          J. Anything to the contrary herein notwithstanding, Lessee shall have the right to terminate this Lease at any time before the Effective Date if any requirement, imposed by any lender, with which Lessee will have to comply under the terms of this Lease, is unacceptable to Lessee in its sole and unreviewable discretion. Lessee shall effect such termination by giving Lessor written notice of termination prior to the Effective Date and reimbursing Lessor for all expenses actually and reasonably incurred by Lessor and Lessor's predecessor in interest under the Agreement of Sale in connection with the acquisition of the Demised Premises, the financing thereof, and the negotiation of this Lease. Furthermore, if at any time after the Effective Date Lessor proposes to incur additional debt secured by a mortgage on the Demised Premises or an assignment of this Lease (including, without limitation, the Addition Permanent Financing), then Lessor shall give Lessee fifteen (15) days prior written notice of all requirements, imposed by the lender, with which Lessee will have to comply under the terms of this Lease. Lessee shall have a period of ten (10) days after receipt of Lessor's notice to notify Lessor of any requirement that is unacceptable to Lessee in its reasonable discretion, and Lessor shall not proceed to incur such debt unless all requirements to which Lessee reasonably objects are removed.

     9. Lessee's Insurance/Casualty Damage.

          A. In General. During the full Term hereunder, Lessee will, at its sole expense, obtain and maintain insurance against liability for bodily injury, including death, and property damage in or about the Building, under a single limit policy of comprehensive general public liability insurance, with limits initially of not less than $5,000,000 and thereafter in such increased amounts as may be reasonably determined by Lessor. Each insurance policy hereunder shall name Lessor as an additional insured. On or prior to the Commencement Date of this Lease, Lessee shall deliver to Lessor a certificate of insurance evidencing that such insurance has been obtained and is in effect. Lessee shall deliver to Lessor renewals thereof at least fifteen (15) days prior to expiration. All such policies of insurance shall provide that they shall not be canceled or amended without at least thirty (30) days prior notice to Lessor.

          B. Destruction and Damage to Demised Premises by Fire or Other Casualty. In the event of damage to the Building, by fire or other casualty, Lessee, at its sole expense, shall cause the damage to be repaired and the Building to be restored or rebuilt to a condition as nearly as practicable to that existing prior to the damage, with reasonable speed and diligence. Lessor shall make available to Lessee for the purpose of such repair, restoration and rebuilding any insurance proceeds available from Lessor's Casualty Insurance which Lessor's mortgage lender (which will be the primary loss payee on Lessor's Casualty Insurance) shall make available to Lessor but only to the extent and when such proceeds are so made available to Lessor. If Lessor's mortgage lender does not make available the proceeds from Lessor's Casualty Insurance for the purpose of repair, restoration and rebuilding, and Lessor does not elect (at its sole option) to make substitute funds available from some other source, Lessee shall have the option to purchase (the "Option to Purchase") the Demised Premises from the Lessor at the sales price of the sum of (a) the outstanding balance owed on or under the Acquisition Loan (or any replacement or refinance thereof) together with any applicable prepayment premium; (b) the outstanding balance owed on or under the Addition Permanent Financing (or any replacement or refinance thereof) together with any applicable prepayment premium; and (c) $1,000,000.00, if the Lessor has closed on the Addition Permanent Financing, or $850,000.00, if the Lessor has not closed on the Addition Permanent Financing, and on such other terms and conditions as are customary and reasonable. Lessee must exercise the Option to Purchase, if at all, by providing Lessor with written notification of Lessee's exercise of the Option to Purchase (the "Written Election") within sixty (60) days from the date that Lessor notifies Lessee in writing that Lessor's mortgage lender will not make the insurance proceeds available for the purpose of repair, restoration and rebuilding. If the Lessee exercises the Option to Purchase, Lessor shall assign to Lessee, at closing, any interest it has in any insurance proceeds resulting from the casualty damage to the Demised Premises giving rise to Lessee's option to purchase the Demised Premises. Notwithstanding anything to the contrary in the foregoing, it is expressly understood and agreed that, in the event that Lessee has the right to and does exercise the Option to Purchase, Lessor shall have the right, exercisable by written notification to Lessee ("Lessor's Termination Notice") within thirty (30) days after Lessor's receipt of the Written Election, to terminate this Lease effective as of the date set forth therein but no later than fifteen (15) days after the date of Lessor's Termination Notice (the "Accelerated Expiration Date"). Lessor's provision of the Lessor's Termination Notice shall not only terminate the Lease but it shall also negate the Option to Purchase and Lessee shall no longer have the option to purchase the Demised Premises. If Lessor provides the Lessor's Termination Notice, the Accelerated Expiration Date shall be the date which the term of this Lease expires as if it had been the natural expiration date. Lessor agrees that, without Lessee's prior written consent, Lessor shall not agree with the holder of the Acquisition Loan to amend the terms and conditions in the documents evidencing or relating to the Acquisition Loan which relate to the Lessor's right to use insurance proceeds for the repair, restoration or rebuilding of the Demised Premises. Lessee understands, however, that Lessor does not covenant, warrant or represent that identical or similar terms and conditions will be part of any loan documents evidencing the refinance of the Acquisition Loan.

     It is expressly understood and agreed that no damage to the Building or the Demised Premises, nor any interruption or interference with Lessee's use and enjoyment thereof resulting therefrom, shall entitle Lessee to any rent abatement of any kind (whether of Base Rent or Additional Rent) except for a dollar for dollar abatement for such amounts as Lessor actually receives from Lessor's Loss of Rent's Insurance.

          C. Personalty. Lessee shall be responsible for obtaining and maintaining, and Lessee shall obtain and maintain, at Lessee's sole cost and expense, insurance covering the replacement value, subject to a reasonable deductible, of all furniture, trade fixtures, equipment and other personalty Lessee keeps on or at the Demised Premises.

     10. Indemnification and Release/Waiver of Subrogation.

          A. Waiver of Subrogation. Each party hereto hereby indemnifies, holds harmless and releases the other party, to the extent of the releasing party's insurance coverage, from and against any and all liability for any loss or damage covered by such insurance which may be inflicted upon the property of such releasing party, even if such loss or damage shall be brought about by the fault or negligence of the other party, its agents, servants or employees; provided however, that this indemnification and release shall not affect said policy or the right of the insured to recover thereunder. If any policy does not permit such a waiver, and if the party to benefit therefrom requests that such a waiver be obtained, then the other party agrees to obtain an endorsement to its insurance policy permitting such waiver of subrogation, if it is available. If an additional premium is charged for such waiver, then the party benefiting therefrom agrees to pay the amount of such additional premium promptly upon being billed therefor.

          B. Liability

               1. Damage in General. Lessee agrees that Lessor, its building manager (if applicable), and their respective principals, officers, employees and agents, shall not be liable to Lessee, and Lessee hereby releases said parties, for any personal injury or damage to or loss of personal property in or about the Demised Premises or Building from any cause whatsoever unless such damage, loss or injury results from the gross negligence or deliberate acts of Lessor, its building manager (if applicable), or their officers, employees or agents. Lessor and its building manager (if applicable) and their respective principals, officers, employees and agents shall not be liable to Lessee for any such damage or loss, whether or not such damage or loss results from gross negligence or deliberate acts, to the extent Lessee is compensated therefor by Lessee's insurance or to the extent Lessee could have obtained coverage against such damage or loss at regular rates under commonly available insurance.

               2. Indemnity. Lessee shall defend, indemnify and save harmless Lessor and its principals, partners, agents and employees against and from all liabilities, obligations, damages, penalties, claims, costs, charges and expenses, including reasonable attorneys' fees, which may be imposed upon or incurred by or asserted against Lessor and/or its agents by reason of any of the following which shall occur during the term of this Lease, or during any period of time prior to the commencement date hereof when Lessee may have been given access to or possession of all or any part of the Demised Premise:

                    (i) any work or act done in, on or about the Demised
               Premises or any part thereof at the direction of Lessee, its agents, contractors, subcontractors, servants, employees, licensees or invitees, except if such work or act is done or performed by Lessor or its agents or employees;

                    (ii) any negligence or other wrongful act or omission on the part of Lessee or any of its agents, contractors, subcontractors, servants, employees, subtenants, licensees or invitees;

                    (iii) any accident, injury or damage to any person or
               property occurring in, on or about the Demised Premises or any part thereof, unless caused by the gross negligence or deliberate acts of Lessor, its employees or agents; and

                    (iv) any failure on the part of Lessee to perform or comply with any of the covenants, agreements, terms, provisions, conditions or limitations contained in this Lease on its part to be performed or complied with which is directly related to the claim for indemnification.

     11. Lessor's Access to Demised Premises. Lessor shall at all times hereunder have access upon reasonable notice to the Demised Premises for the purposes of inspection, cleaning, maintenance, repairs, and for the performance of any work consistent with the ownership and maintenance of the Demised Premises. Nothing in the foregoing sentence, however, is intended to increase or alter the Lessor's obligations with respect to the maintenance of the Demised Premises as set forth in Section 14 hereof. In the event that Lessor enters the Demised Premises pursuant to this Section 11 or otherwise, Lessor shall use reasonable efforts to minimize interference with the conduct of Lessee's business on the Demised Premises. Provided that Lessor uses such reasonable efforts (which reasonable efforts shall not include or otherwise require Lessor's utilizing its access right at a time when Lessee is closed for business unless Lessee pays the incremental cost thereof), Lessee shall have no recourse against Lessor, including the abatement of rent, on account of such interference.

     12. This Section has been left blank intentionally.

     13. Condition of Demised Premises/Absolutely As-Is. The entry into possession of the Demised Premises by Lessee shall be conclusive evidence as against Lessee that the Demised Premises were in good and satisfactory condition at the time of such entry. No promise of Lessor to alter, remodel or improve the Demised Premises or the Building and no representation respecting the condition of the Demised Premises or the Building have been made by Lessor or its agents to Lessee. Notwithstanding the foregoing, it is expressly understood that the Lessee has agreed to accept the Demised Premises in their present condition, absolutely "as-is," and Lessor is not required to perform any so called tenant fit-up or other landlord's work in connection with the leasing of the Demised Premises to Lessee hereunder.

     Lessee acknowledges that Sparks has occupied the Demised Premises for some time under the Existing Lease and that Lessee is familiar with the condition of the Demised Premises. 14. Maintenance and Repair of Demised Premises. In order to assure to Lessor the payment of the Base Rent and all Additional Rent due under this Lease, net of all costs and expenses, Lessee shall be fully responsible for the maintenance, repair and replacement, if applicable (except as provided in Section 9.B hereof for casualty damage), of the Demised Premises as fully as if Lessee were the owner of the Demised Premises. Lessee, at Lessee's sole cost and expense, shall keep and maintain the Demised Premises in good and tenantable condition during the full term of this Lease, and Lessee shall promptly arrange, at Lessee's sole expense, for the repair of all damage to the Demised Premises (except for reasonable wear and tear and as otherwise provided in Section 9.B of this Lease relating to casualty damage). Without limiting the generality of the foregoing, Lessee, at Lessee's sole cost and expense, shall keep the following in good repair and condition:

          A. The Building, including the roof, the foundation and other structural and nonstructural components thereof, both exterior and interior;

          B. The building systems of the Building including heating, electrical, plumbing, air conditioning (if applicable) and mechanical;

          C. The parking areas and sidewalks. Lessee shall not only be responsible for keeping them free from ice and snow but shall also be responsible for their repair and, if necessary, replacement or repaving; and

          D. Outdoor areas, if any, requiring landscaping services including lawn cutting.

Lessee shall also be obligated to make any replacements (as well as repairs) necessary at or to the Demised Premises during the term of this Lease and Lessee shall not be relieved of its obligation to do so on the basis that the action would be a capital expense as opposed to an ordinary repair.

     All such repairs and replacements shall be of good quality sufficient for the proper maintenance and operation of the Demised Premises and shall be constructed and installed in compliance with all requirements of all governmental authorities having jurisdiction thereof. Lessee, further, shall not permit the accumulation of waste or refuse matter, nor permit anything to be done upon the Demised Premises which would invalidate or prevent the procurement of any insurance policies which may at any time be required pursuant to the provisions of Section 8.B hereof. Lessee shall not obstruct or permit the obstruction of the street or sidewalk adjacent to the Demised Premises except as may be permitted by municipal authorities having jurisdiction thereof and shall keep the sidewalk, parking areas and curb adjoining the Demised Premises clean and free from snow and ice.

     At all times during the Term, Lessee shall be responsible for and shall make, at its sole cost and expense, any and all repairs, additions and alterations to the Building, including any of the systems thereof, structural or non-structural, which are required by any law, statute, ordinance or governmental authority.

     Lessor shall have the right, but not the obligation, after providing the notice specified in Section 19.A.2 hereof, to make any of the repairs or alterations or additions to the Demised Premises which Lessee is required to make pursuant to the terms of this Lease in the event Lessee fails to make such repairs. Lessee shall promptly reimburse to Lessor, as additional rent, any and all costs for any such repairs, alterations or additions incurred by Lessor.

     Lessor shall not furnish any services, utilities or repairs to the Demised Premises during the Term or any extension thereof, whether structural or nonstructural, ordinary or extraordinary, foreseen or unforeseen, whether arising from requirements of any applicable laws or governmental regulations or otherwise; and the Lessee expressly acknowledges and agrees that, except as expressly provided herein, no defense or claim can arise hereunder from any physical condition now or hereafter affecting the Demised Premises, and no condition can exist which could give rise to the assertion of a claim or defense by the Lessee against Lessor of a constructive eviction from the Demised Premises, which claim or defense the Lessee hereby expressly waives and agrees not to assert in any action or proceeding relating to this Lease brought by Lessor.

     In the event Lessor or its agents or contractors shall elect or be required to make repairs, alterations, improvements or additions to the Demised Premises or the Building, Lessor shall be allowed to take into and upon the Demised Premises all material that may be required to make such repairs, alterations, improvements or additions and during the continuance of any said work, to temporarily close doors, entryways, public space and corridors in the Building and to interrupt or temporarily suspend Building service and facilities without being deemed or held liable for eviction of Lessee or for damages to Lessee's property, business or person, and the rent reserved herein shall in no way abate while said repairs, alterations, improvements or additions are being made, and Lessee shall not be entitled to maintain any set-off or counterclaim for damages of any kind against Lessor by reason thereof. Lessor will use reasonable efforts to make any such repairs in a prompt and professional manner. Lessor may, at its option, make all such repairs, alterations, improvements or additions in and about the Building and the Demised Premises during ordinary business hours, but if Lessee desires to have the same done at any other time, Lessee shall pay for all overtime and additional expenses resulting therefrom.

     15. Remodeling, Alterations and Improvements.

          A. Interior Decorative or Cosmetic Changes. Lessee shall be permitted to make decorative and cosmetic changes to the Demised Premises without the Lessor's consent. Notwithstanding the foregoing, Lessee shall not make any such change which requires the consent of the lender holding a mortgage on the Demised Premises (a "Mortgage Lender") unless and until Lessee shall have notified Lessor of the proposed change and Lessor shall have obtained the consent of the Mortgage Lender. Lessor shall use its reasonable efforts to obtain the Mortgage Lender's consent but shall not be obligated to pay Mortgage Lender any sum of money in order to obtain such consent. Lessee agrees to supply any information required by the Mortgage Lender as a condition to granting its consent.

          B. Structural, Non-Decorative and Non-Cosmetic Changes. It is specifically understood and agreed that Lessee shall not have the right to make structural or non-decorative or non-cosmetic changes, alterations or improvements to the Demised Premises or to the Building (including the Addition) without first having submitted reasonably detailed plans and specifications therefor to Lessor and securing the written approval of Lessor (and Mortgage Lender, if required), which approval Lessor shall not unreasonably withhold. Lessor acknowledges that it has already consented to the Addition conceptually although it reserves the right of it and its Mortgage Lender to review the plans and specifications for the Addition.

          C. Covenant Against Liens. Lessee covenants and agrees not to suffer or permit any lien of mechanics or materialmen to be placed against the Building or the Demised Premises, and in case of any such lien attaching, to immediately pay off and remove the same. If Lessee has not removed any such lien or encumbrance within fifteen (15) days after notice to Lessee by Lessor, Lessor shall have the right to (but shall not be obligated to) pay the amount necessary to remove the lien or encumbrance without being responsible for making an investigation as to the validity thereof, and the amount so paid shall be deemed additional rent reserved under this Lease due and payable forthwith. Lessee has no authority or power to cause or permit any lien or encumbrance of any kind whatsoever, whether created by act of Lessee, operation of law or otherwise, to attach to or be placed upon Lessor's title or interest in the Building or the Demised Premises, and any and all liens and encumbrances created by Lessee shall attach to Lessee's interest only.

     Lessee further covenants and agrees that it shall not contract with, or otherwise allow, any contractor (a "Contractor") to perform any work or activity at the Demised Premises, including, but not limited to, the construction of the Addition, which could give rise to a mechanic's or materialman's lien under the Pennsylvania Mechanics Lien Law of 1963 (or any replacement thereof) unless and until such Contractor shall have signed and filed with the Prothonotary of Philadelphia County a Waiver of Mechanics Lien in form reasonably acceptable to Lessor in a time and manner which will have the effect of binding the Contractor's subcontractors to the Contractor's waiver.

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


          D. Other All work performed pursuant to this Section 15 shall be at Lessee's sole cost and expense and shall be subject to the following conditions and qualifications:

               (i) The work shall be performed by responsible contractors and subcontractors, approved in advance by Lessor (and Mortgage Lender, if required), who shall furnish in advance and maintain in effect Workmen's Compensation Insurance in accordance with statutory requirements and comprehensive public liability insurance (naming Lessor as an additional insured) with limits satisfactory to Lessor.

               (ii) Lessee shall have sole responsibility for compliance with all Governmental Requirements with respect to any work performed by or at the request of Lessee (including the obtaining of any necessary building permit) and neither Lessor's (or Mortgage Lender's) approval of plans and specifications nor Lessor's (or Mortgage Lender's) inspection or approval of any work proposed by Lessee shall constitute an implication, representation or certification by Lessor that said improvements are in compliance with Governmental Requirements. Lessee acknowledges that any review or inspection by Lessor (or Mortgage Lender) shall be for Lessor's (or Mortgage Lender's) internal purposes and shall not be of a technical nature. Neither Lessee nor any third party shall be entitled to rely on such an approval in any manner other than Lessee's ability to rely on such approval as the approval required under Section 15.B hereof; and

               (iii) Lessee and its contractors and subcontractors shall be solely responsible for the transportation, safekeeping and storage of materials and equipment used in the performance of any work and for the removal of waste and debris resulting therefrom.

               (iv) Lessee shall obtain and maintain any "builder's risk" or other insurance required by the Mortgage Lender or reasonably required by Lessor in connection with the construction of the Addition and any other improvements made by Lessee pursuant to this Section 15.

          E. Lessor's Rights to Alterations. All repairs, alterations and/or improvements (in whole or in designated part) will be the sole and exclusive property of Lessor upon termination of this Lease, provided, however, that Lessor shall have the right to require Lessee to remove such repairs, alterations or improvements, other than the Addition, at Lessee's sole cost upon the termination of this Lease by lapse of time or otherwise.

          F. Indemnification. Lessee shall indemnify, defend and hold Lessor harmless from and against any and all injuries, claims, liabilities or actions for damage or injury to person or property (including the property of Lessor) resulting from Lessee's performance of any improvements to the Demised Premises.

     16. Lessor's Services. Lessor shall not be obligated to provide any service to Lessee. All services required by Lessee (including trash removal) shall be obtained by Lessee at Lessee's sole cost and expense. Lessor shall not have any liability to Lessee, nor shall Lessee have the right to abate rent, on account of the interruption of any service. Nor shall Lessor have any liability to Lessee, nor shall Lessee have the right to abate rent, on account of any repairs or other work Lessor performs in, at, to or about the Demised Premises. The foregoing, however, is not intended in any way to expand the Lessor's obligations under this Lease beyond those obligations of Lessor which are expressly set forth herein.

     17. Affirmative Covenants of Lessee. At all times during Initial Term hereunder, Lessee covenants and agrees to do the following without demand:

          A. Payment of Rent and Other Costs. Lessee shall pay to Lessor the monthly Base Rent payments, all additional rent, late charges, and all other charges herein set forth on the days and at the place the same are due. If Lessor shall at any time or times accept any payment of rent or otherwise after such payment has become due and payable, such acceptance shall not excuse Lessee's delay in payment upon any subsequent occasion, or constitute or be construed as a waiver of any of Lessor's rights. Lessee agrees that any charge or payment herein reserved, included or agreed to be treated or collected as rent and/or any other charges, taxes, expenses or costs herein agreed to be paid by Lessee shall be considered to be additional rent and may be proceeded for and recovered by Lessor by legal process in the same manner as rent due and in arrears and, for all purposes hereof, shall be deemed to be Rent.

          B. Compliance with Legal Requirements. Lessee shall comply with all requirements of any of the constituted public authorities affecting the use of the Demised Premises at Lessee's sole cost and expense, and in compliance with the terms of any state or federal statute or local ordinance or regulation applicable to Lessee's use of the Demised Premises. Lessee shall also maintain the Demised Premises and use it in accordance with the requirements or conditions imposed by Lessor's insurance carrier, which are communicated in writing to Lessee. Lessee shall pay all penalties, fines, costs or damages, including counsel fees, resulting from any failure of Lessee to comply with the covenants of this Section 17, including expenses Lessor may incur in order to cure any violation and bring the Demised Premises into compliance with any of the requirements of public authorities by reason of any act or failure to act by the Lessee.

          C. Utilities. Lessee shall open an account in Lessee's name, and shall pay for, all electricity and other utilities used in, at and for the Demised Premises.

          D. Notices to Lessor. Lessee shall promptly notify Lessor of any fire, theft, accident, or any other damage occurring to or upon the Demised Premises.

          E. Surrender of Demised Premises. On or before the date this Lease and the Term hereby created terminates, or on or before the date Lessee's right of possession terminates, whether by lapse of time or by right of Lessor, Lessee shall: (a) to the extent required by Lessor in whole or in part (Lessor also having the right to deem repairs, alterations and/or improvements (in whole or in part) to be the sole and exclusive property of Lessor), restore the Demised Premises to the same condition as they were in at the beginning of the Term (except for the Addition, reasonable wear and tear and as otherwise provided in Section 9.B of this Lease) and remove those alterations, improvements and additions installed by Lessee during Lessee's occupancy; (b) remove from the Demised Premises and the Building all of Lessee's personal property; and (c) surrender possession of the Demised Premises to Lessor in broom clean condition. If Lessee shall fail or refuse to restore the Demised Premises to the above-described condition, on or before the above specified date, Lessor may put the Demised Premises in such condition, and recover from Lessee Lessor's cost of so doing. If Lessee shall fail or refuse to comply with Lessee's duty to remove all personal property from the


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


     Demised Premises and the Building on or before the above specified date, the parties hereto agree and stipulate that Lessor may, at its election:
     (1) Treat such failure or refusal as an offer by Lessee to transfer title to such personal property to Lessor, in which event title thereto shall thereupon pass under this Lease as a bill of sale to and vest in Lessor absolutely without any cost either by set-off, credit allowance or otherwise, and Lessor may remove, sell, donate, destroy, store, discard, or otherwise dispose of all or any part of said personal property in any manner that Lessor shall choose; (2) Treat such failure or refusal as conclusive evidence on which Lessor shall be entitled absolutely to rely and act, that Lessee has forever abandoned such personal property, and without accepting title thereto, Lessor may, at Lessee's expense, remove, store, destroy, discard or otherwise dispose of all or any part thereof in any manner that Lessor shall choose without incurring liability to Lessee or to any other person. In no event shall Lessor ever become or accept or be charged with the duties of a bailee (either voluntary or involuntary) of any personal property; and the failure of Lessee to remove all personal property from the Demised Premises and the Building shall forever bar Lessee from bringing any action or from asserting any liability against Lessor with respect to any such property which Lessee fails to remove. If Lessee shall fail or refuse to surrender possession of the Premises to Lessor on or before the above-specified date, Lessor may forthwith obtain possession of the Premises by legal process.

          F. Cost, Expenses and Attorneys' Fees. In case Lessor shall, without fault on its part, be made a party to any litigation commenced by or against Lessee, then Lessee shall pay all cost, expense and reasonable attorneys' fees incurred or paid by Lessor in connection with such litigation. Lessee shall also pay all costs, expenses and reasonable attorneys' fees that may be incurred or paid by Lessor in enforcing Lessee's covenants and agreements in this Lease.

          G. Lessee to Keep Demised Premises Clean. Lessee, at Lessee's sole expense: (i) shall keep the Demised Premises reasonably clean; (ii) shall replace all broken glass windows and doors at the Demised Premises and keep all waste and drain pipes open; and (iii) repair all damage to plumbing to and for the Demised Premises.


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

     18. Negative Covenants of Lessee. Lessee covenants and agrees that Lessee will do none of the following things without the prior written consent of Lessor, which consent Lessor shall not unreasonably withhold, condition or delay:

          A. Misuse of Demised Premises. Occupy the Demised Premises in any manner or for any other purpose than the purpose set forth in Section 5 hereof. Without limiting the foregoing, Lessee shall not use the Demised Premises, or allow the Demised Premises to be used, for any illegal purpose.

          B. Assignment or Sublease. Assign, mortgage, pledge, lease, underlet or sublease the Demised Premises or any part of thereof, or permit any other person, firm or corporation to occupy the Demised Premises or any part thereof, without the Lessor's prior written approval to do so which approval Lessor shall not unreasonably withhold, condition or delay unless the consent of the Lessor's Mortgage Lender is required and is withheld; nor shall any permitted assignee or sublessee assign, mortgage or pledge this Lease or such sublease without the specific written consent by Lessor, and without such consent no such assignment, mortgage or pledge shall be valid. It is expressly understood that any consent granted by Lessor (including the consent set forth in the last sentence of this Section 18.B) shall not be construed to release Lessee from any liability under this Lease. Any permitted assignment or subletting (including the sublease set forth in the last sentence of this Section 18.B) shall be under the condition that Lessee shall remain fully and primarily liable for the Lessee's obligations under this Lease. Lessor hereby consents to the Lessee's sublease of the entire Demised Premises to Sparks Exhibits & Environment Corp., a Pennsylvania corporation ("Sparks EEC").

          C. Alterations. Make any alterations, improvements or additions to the Demised Premises or to the Building, other than those provided for in this Lease or otherwise approved in writing by Lessor.

          D. Harmful Machinery. Use or operate any machinery that is harmful to the Building.

          E. Excessive Weights. Place any weights in any portions of the Demised Premises beyond the safe carrying capacity of the structure.

          F. Risk of Fire or Explosion. Do or suffer to be done, any act, matter or thing objectionable to the fire insurance companies whereby the fire insurance or any other insurance now in force or hereafter to be placed on the Building shall become void or suspended; or employ any person or persons objectionable to the fire insurance companies or carry or have any benzine or explosive matter of any kind in and about the Demised Premises except such amounts as may be necessary in connection with the operation of Lessee's (or Sparks EEC's) business and even then only in accordance with all applicable laws governing their use, storage and disposal. In case of a breach of this covenant (in addition to all other remedies given to Lessor in case of the breach of any of the conditions or covenants of this Lease) Lessee agrees to pay to Lessor as additional rent any and all increase or increases of premiums on insurance carried by or for Lessor on the Building, caused in any way by the occupancy of the Lessee.

          G. Vacate Demised Premises. Remove, attempt to remove or manifest any intention to remove Lessee's goods or property from or out of the Demised Premises otherwise than in the ordinary and usual course of business, without having first paid and satisfied Lessor of all Rent which may become due during the then current term of this Lease; or vacate the Demised Premises during the terms of this Lease, or any extensions thereof, or permit the same to be empty and unoccupied.

          H. Grant a Leasehold Mortgage. Grant a leasehold mortgage in, on or to Lessee's leasehold interest in the Demised Premises.

     19. Default.

          A. Defined. The occurrence of any one or more of the following, at the election of Lessor, shall constitute a Default by Lessee hereunder:

               1. Non-Payment of Monies Owed. Lessee's failure to pay any monthly Base Rent or any cost or other amount required to be paid by Lessee pursuant to this Lease when due, and continuance of such failure for five (5) days after Lessor has given Lessee written notice of non-payment; provided, however, that Lessor shall not be required, as a condition precedent to default, to provide such notice more than twice in any twelve month period;

               2. Non-Performance. Lessee's failure to comply with or perform any of the terms, covenants, conditions or agreements to be complied with or performed by Lessee, and continuance of such failure for thirty (30) days after receipt by Lessee of written notice from Lessor, or, if the failure is of such a character as cannot reasonably be cured within thirty (30) days, failure to initiate within such thirty (30) day period such action as reasonably can be taken toward curing the same or failure to reasonably prosecute the cure thereafter, but in no event shall the cure period extend beyond one hundred eighty (180) days after receipt by Lessee of such written notice;

               3. Insolvency; Bankruptcy; Etc. If Lessee is adjudicated an insolvent; or makes an assignment for the benefit of creditors; or if a petition in bankruptcy is filed by or against Lessee and remains undismissed for sixty (60) days; or if a bill in equity or other proceeding for the appointment of a receiver for Lessee is filed and remains undismissed for sixty (60) days; or if a proceeding for reorganization or for composition with creditors under any State or Federal law is instituted by or against Lessee, and such proceeding remains undismissed for sixty (60) days; or if any execution is issued against a significant portion of the assets of Lessee or any guarantor or surety of this lease, or against Lessee's leasehold interest hereunder which is not stayed or discharged at least twenty (20) days prior to a scheduled execution sale; or

               4. Vacating Demised Premises. Lessee's vacating or deserting the Demised Premises or permitting same to be empty or unoccupied;

               5. Removal of Lessee's Goods or Property. Lessee's removing, attempting to remove, or manifesting an intention to remove Lessee's goods or property from the Demised Premises (except in the ordinary and usual course of business) without having first paid Lessor all the rent for the balance of the Term of this Lease;

               6. Lessee Causing Lessor to be in Default of its Mortgage Debt. Lessee shall have caused, through failure of Lessee to pay its rent or otherwise, Lessor to be in default of the Lessor's indebtedness which is secured by a mortgage on the Demised Premises.

          B. Consequences of Default. If any Default shall have occurred, then Lessor, in addition to all other rights and remedies available to it by law or equity or by any other provisions hereof, may at any time thereafter:

               1. Declare the rent for the entire unexpired balance of the then current term of this Lease, as well as all other charges, payments, costs and expenses herein agreed to be paid by Lessee, or at the option of Lessor any part thereof, in addition to any and all installments of rent already due and payable and in arrears and/or any other charge or payment herein reserved, included or agreed to be treated or collected as rent, and/or any other charge, expense or costs herein agreed to be paid by Lessee which may be due and payable and in arrears, as if by the terms and provisions of this Lease, the whole balance of unpaid rent and other charges, payments, taxes, costs and expenses were on that date payable in advance, to be immediately due and payable to Lessor, discounted, however, to present value based on a discount rate (the "Effective Rate") equal to the weighted average of the rates charged with respect to the Acquisition Loan and the Addition Permanent Financing (if there is Addition Permanent Financing) (the "Accelerated Rent").

          Lessor's charges, payments, costs and expenses herein agreed to be paid by Lessee up to the end of the term of the Lease which shall not be capable of precise determination shall be determined by Lessor's good faith estimate.

               2. As an alternative remedy, give Lessee notice of Lessor's intention to terminate this Lease on a date specified in such notice, which date shall not be less than five (5) days after the date of giving of such notice, and upon the giving of such notice, the Lease term and the estate hereby granted shall expire on the date so specified in said notice with the same effect as if the date specified in said notice were the date hereinbefore fixed for the expiration of the Lease term. Upon such termination, Lessor shall have the right (in addition to other rights contained herein) to recover from Lessee, on demand, as and for liquidated and agreed final damages for Lessee's default, an amount equal to the difference between the rent reserved under this Lease, for the period commencing upon the date of such termination and ending upon the date which the Lease term would have expired if this Lease had remained in effect for the then current term, and the then fair rental value of the Demised Premises for a like period, discounted, however, to present value based upon a discount rate equal to the Effective Rate.

     20. Further Remedies of Lessor. If a Default, as defined in Section 19.A hereof, shall have occurred, Lessor may, at Lessor's option, and in addition to the other rights and remedies contained in this Lease do any of the following:

          A. With or without terminating this Lease, Lessor may enter upon and repossess the Demised Premises, by summary proceedings, ejectment or otherwise, and may dispossess Lessee and remove Lessee and all other persons and property from the Demised Premises and may have, hold and enjoy the Demised Premises and the rents and profits therefrom. Lessor may, in its own name, as agent for Lessee, if this Lease has not been terminated, or in its own behalf, if this Lease has been terminated, relet the Demised Premises or any part thereof for such term or terms (which may be greater or less than the period which would otherwise have constituted the balance of the term of this Lease) and on such conditions and provisions (which may include concessions or free rent) as Lessor in its sole discretion may determine. Lessor may, in connection with any such reletting, cause the Demised Premises to be redecorated, altered, divided, consolidated with other space or otherwise changed or prepared for reletting. No reletting shall be deemed a surrender and acceptance of the Demised Premises.

          B. Lessee's Continuing Liability. Lessee shall, with respect to all periods of time up to and including the expiration of the term of this Lease (or what would have been the expiration date in the absence of default or breach) remain liable to Lessor as follows:

               (i) in the event of termination of this Lease on account of Lessee's default or breach, Lessee shall remain liable to Lessor for damages equal to the rent and other charges payable under this Lease by Lessee as if this Lease were still in effect, less the net proceeds of any reletting after deducting all costs incident thereto (including without limitation all repossession costs, brokerage and management commissions, operating and legal expenses and fees, alternation costs and expenses of preparation for reletting) and to the extent such damages shall not have been recovered by Lessee by virtue of payment by Lessee of the Accelerated Rent (but without prejudice to the right of Lessee to demand and receive the Accelerated Rent) such damages shall be payable to Lessor monthly upon presentation to Lessee of a bill for the amount due.

               (ii) In the event and so long as this Lease shall not have been terminated after default or breach by Lessee, the rent and all other charges payable under this Lease shall be reduced by the net proceeds of any reletting by Lessor (after deducting all costs incident thereto as above set forth) and by any portion of the Accelerated Rent paid by Lessee to Lessor and any amount due to Lessor shall be payable monthly upon presentation to Lessee of a bill for the amount due.

          C. Credit. In the event Lessor shall, after default or breach by Tenant, recover the Accelerated Rent from Lessee and it shall be determined at the expiration of the term of this Lease (taken without regard to early termination for default) that a credit is due Lessor because the net proceeds of reletting, as aforesaid, plus the amounts paid to Lessor by Lessee exceed the aggregate of rent and other charges accrued in favor of Lessor to the end of said term, Lessor shall refund such excess to Lessee, without interest, promptly after such determination.

          D. No Responsibility for Inability to Relet. Lessor shall in no event be responsible or liable for any failure to relet the Demised Premises or any part thereof, or for any failure to collect any rent due upon a reletting; provided, however, that Lessor shall act reasonably to mitigate its damages in the event of a Default by Lessee hereunder.

     21. CONFESSION OF JUDGMENT FOR RENT. IF A DEFAULT OCCURS BY REASON OF LESSEE'S FAILURE TO PAY RENT OR ANY OTHER CHARGE WHEN DUE, LESSEE HEREBY EMPOWERS ANY PROTHONOTARY, CLERK OF COURT OR ATTORNEY OF ANY COURT OF RECORD TO APPEAR FOR LESSEE IN ANY AND ALL SUITS OR ACTIONS WHICH MAY BE BROUGHT FOR RENT AND/OR CHARGES, PAYMENTS, COSTS AND EXPENSES RESERVED AS RENT, OR AGREED TO BE PAID BY THE LESSEE. IN SAID SUITS OR ACTIONS, LESSEE EMPOWERS SUCH PROTHONOTARY, CLERK OF COURT OR ATTORNEY TO CONFESS JUDGMENT AGAINST LESSEE FOR ALL OR ANY PART OF THE RENT SPECIFIED IN THIS LEASE AND THEN UNPAID, INCLUDING WITHOUT LIMITATION, AT LESSOR'S OPTION, THE ACCELERATED RENT, AND/OR OTHER CHARGES, PAYMENTS, COSTS AND EXPENSES RESERVED AS RENT OR AGREED TO BE PAID BY LESSEE, AND FOR INTEREST AND COSTS TOGETHER WITH AN ATTORNEY'S COMMISSION OF 5% OF THE AMOUNT SO CONFESSED. SUCH AUTHORITY SHALL NOT BE EXHAUSTED BY ONE EXERCISE THEREOF, BUT JUDGMENT MAY BE CONFESSED AS AFORESAID FROM TIME TO TIME AS OFTEN AS ANY OF SAID RENT AND/OR OTHER CHARGES, PAYMENTS, COSTS AND EXPENSES, RESERVED AS RENT SHALL FALL DUE OR BE IN ARREARS, INCLUDING WITHOUT LIMITATION FOR THE SAME AMOUNTS DUE AS PREVIOUSLY

CONFESSED IF AND TO THE EXTENT THAT A PREVIOUS CONFESSION OF JUDGMENT SHALL BE STRICKEN OR OTHERWISE INVALIDATED WITHOUT A FINAL DECISION IN THE MERITS OF THE CLAIM. SUCH POWERS MAY BE EXERCISED AS WELL AFTER THE EXPIRATION OF THE ORIGINAL TERM AND/OR ANY OPTION TERM OR EXTENSION OR RENEWAL OF THIS LEASE, AND/OR AFTER THE TERMINATION OF THIS LEASE.

     22. CONFESSION OF JUDGMENT FOR EJECTMENT. IF A DEFAULT OCCURS BY REASON OF LESSEE'S DEFAULT IN THE COMPLIANCE WITH OR THE PERFORMANCE OR NON-PERFORMANCE OF ANY PROVISIONS OF THIS LEASE, EITHER DURING THE INITIAL TERM OF THIS LEASE OR ANY OPTION TERM HEREUNDER, AND ALSO WHEN AND AS SOON AS THE TERM HEREBY CREATED OR ANY EXTENSION THEREOF SHALL HAVE TERMINATED OR EXPIRED, IT SHALL BE LAWFUL FOR ANY ATTORNEY TO APPEAR FOR LESSEE IN ANY AND ALL SUITS OR ACTIONS WHICH MAY BE BROUGHT FOR POSSESSION AND/OR EJECTMENT; AND, AS ATTORNEY FOR LESSEE, TO CONFESS JUDGMENT IN EJECTMENT AGAINST LESSEE AND ALL PERSONS CLAIMING UNDER LESSEE FOR THE RECOVERY BY LESSOR OF POSSESSION OF THE DEMISED PREMISES, FOR WHICH THIS LEASE SHALL BE LESSOR'S SUFFICIENT WARRANT. UPON SUCH CONFESSION OF JUDGMENT FOR POSSESSION, IF LESSOR SO DESIRES, A WRIT OF EXECUTION OR OF POSSESSION MAY ISSUE FORTHWITH, WITHOUT ANY PRIOR WRIT OR PROCEEDINGS WHATSOEVER. IF FOR ANY REASON AFTER SUCH ACTION SHALL HAVE BEEN COMMENCED THE SAME SHALL BE DETERMINED AND THE POSSESSION OF THE DEMISED PREMISES SHALL REMAIN IN OR BE RESTORED TO LESSEE, THEN LESSOR SHALL HAVE THE RIGHT UPON ANY SUBSEQUENT OR CONTINUING DEFAULT OR DEFAULTS, OR AFTER EXPIRATION OF THE LEASE OR UPON THE TERMINATION OF THIS LEASE AS HEREINBEFORE SET FORTH, TO BRING ONE OR MORE FURTHER ACTIONS AS HEREINBEFORE SET FORTH TO RECOVER POSSESSION OF THE DEMISED PREMISES.

     23. Affidavit of Default. In any action by confession of judgment in ejectment and/or for rent in arrears or other amount due, Lessor shall first cause to be filed in such action an affidavit made by Lessor or someone acting for Lessor setting forth the facts necessary to authorize the entry of judgment, of which facts such affidavit shall be conclusive evidence. If a true copy of this Lease (and



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



of the truth of the copy such affidavit shall be sufficient evidence) be filed in such action, it shall not be necessary to file the original as a warrant of attorney, any rule of Court, custom or practice to the contrary notwithstanding.

     24. Waivers by Lessee of Errors, etc. Lessee expressly agrees, to the extent not prohibited by law, that any judgment, order or decree entered against it by or in any Court or Judge by virtue of the warrant of attorney contained in this Lease or otherwise, shall be final, and that Lessee will not file a motion or rule to strike off or to stay execution of the same, and releases to Lessor and to any and all attorneys who may appear for Lessee all errors in the said proceedings, and all liability therefor. Lessee expressly waives the benefits of all laws, now or hereafter in force, exempting any goods on the Demised Premises from distraint, levy or sale in any legal proceedings taken by the Lessor to enforce any rights under this Lease. If proceedings shall be commenced by Lessor to recover possession under any Acts of Assembly either at the end of any term or sooner termination of this Lease, or for the nonpayment of rent or any other reason, Lessee specifically waives the right to the three months' notice and/or the fifteen or thirty days' notice required by the Landlord and Tenant Act of Pennsylvania, Act of April 6, 1951 P.L. 69, or the right to any other notice to quit which might be applicable, and agrees that five (5) days' notice shall be sufficient in either or any other case.

     25. Right of Lessor to Assign This Lease Upon Sale/Lessor's Liability Limited to Its Interest in Demised Premises. Upon sale or other disposition of the Demised Premises, Lessor may assign all of Lessor's rights and obligations under this Lease to the purchaser or transferee of Lessor's interest in the Demised Premises. The right to enter or confess judgment against Lessee and to enforce all of the other provisions of this Lease hereinabove provided for may, at the option of any purchaser, assignee or transferee, be exercised by such purchaser, assignee or transferee of the Lessor's right, title and interest in this Lease in his, her, its or their own name, notwithstanding the fact that any or all assignments of the said right, title and interest may not be executed and/or witnessed in accordance with the Act of Assembly of May 28, 1715, 1 Sm.
L. 90, and all supplements and amendments thereto that have been or may hereafter be passed, and Lessee hereby expressly waives the requirements of



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said Act of Assembly and any and all laws regulating the manner and/or form in which such assignments shall be executed and witnessed.

     The term "Lessor" as used in this Lease means the then owner of the Demised Premises. Lessor above-named represents that it will be the holder of such rights as of the Effective Date. In the event of the voluntary or involuntary transfer of such ownership or right to a successor-in-interest of Lessor, Lessor shall be freed and relieved of all liability and obligation hereunder which shall thereafter accrue and Lessee shall look solely to such successor in interest for the performance of the covenants and obligations of the Lessor hereunder which shall thereafter accrue. The liability of Lessor (and any of its partners) and its successors in interest, under or with respect to this Lease, shall be strictly limited to and enforceable only out of its or their interest in the Demised Premises, and shall not be enforceable out of any other assets.

     26. Holding Over. Lessee shall pay to Lessor double the Base Rent and additional rent, if any, then applicable for each month or portion thereof Lessee shall retain possession of the Demised Premises or any part thereof after the termination of this Lease, whether by lapse of time or otherwise, and also shall pay all damages sustained by Lessor on account thereof. The provisions of this Section shall not operate as a waiver by Lessor of any right to obtain possession of the Demised Premises by legal process. At the option of Lessor, expressed in a written notice to Lessee and not otherwise, such holding over shall constitute a renewal of this Lease from month-to month.

It is expressly understood, notwithstanding the foregoing, that, in the event that Lessee has exercised the Termination Right but continues to occupy the Demised Premises pursuant to its right to do so provided for in Section 6.B hereof, Lessee shall not be considered a holdover tenant subject to the provisions of the first paragraph of this Section 26 until the earlier of (a) sixty (60) days after Lessor has provided Lessee with the written notification referred to in Section 6.B or (b) the date that the term of this Lease would have expired had the Lessee not exercised the Termination Right.

     27. Disclosure of Broker. Lessee and Lessor warrant and represent to each other that neither of them has dealt with any brokers in connection with this Lease. Lessee and Lessor agree that, should any claim be made for brokerage commissions or fees by any person or entity for representing and/or being the broker of or for Lessee or Lessor, respectively, in this transaction, the party through which the


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claim is being made shall be solely responsible therefor, and the party through which the claim is being made agrees to and shall defend, indemnify, save and hold the other party free and harmless from and against any and all such liabilities, obligations, etc.

     28. Estoppel Certificate. Lessee shall from time to time, within 10 days after written request by Lessor therefor, deliver to Lessor or a person or entity designated by Lessor (e.g. a mortgagee) (a "Third Party") a statement in writing certifying:

          A. That this Lease is unmodified and in full force and effect or, if there have been modifications, that this Lease as modified is in full force and effect;

          B. The amount of Base Rent, additional rent, any other charges then payable hereunder and the date to which Base Rent, additional rent, and any other charges have been paid;

          C. The terms of any options to extend the Term or add expansion space;

          D. That Lessor is not in default under this Lease, or, if in default, a detailed description of such default(s); and

          E. Such other reasonable and customary items as may be required by the Third Party.

     29. Cumulative Remedies. Except as expressly provided herein, all of the remedies hereinbefore given to Lessor and all rights and remedies given to Lessor by law and equity shall be cumulative and concurrent. No determination of this Lease or the taking or recovering of the Demised Premises shall deprive Lessor of any of Lessor's remedies or actions against Lessee for rent due at the time or which, under the terms hereof, would in the future become due as if there has been no determination, or for any and all sums due at the time or which, under the terms hereof, would in the future become due as if there had been no determination, nor shall the bringing of any action for rent or breach of covenant, or the resort to any other remedy herein provided for the recovery of rent be construed as a waiver of the right to obtain possession of the Demised Premises; provided, however, that if Lessee pays the Accelerated Rent after default, it shall have undisturbed possession and occupancy of the Demised Premises for the entire balance of the term of this Lease, provided Lessee complies with those other terms and conditions of this Lease other than those rental obligations satisfied by payment of the Accelerated Rent.


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     30. Partial or Total Condemnation/Taking of Demised Premises. In the event that the Demised Premises, or any part thereof, is acquired or taken, temporarily or permanently, or condemned for a public or quasi-public use, this Lease shall, as to the part so taken or condemned, terminate as of the date of such condemnation or taking; and rent shall abate equitably, in the case of a partial condemnation. Any unearned prepaid rent which is abated pursuant to the immediately preceding sentence shall be refunded to Lessee. This Lease shall terminate in the event the Demised Premises are entirely taken. Lessor shall have the option of terminating this Lease in the event that it reasonably determines that the reduced rental, resulting from the equitable abatement, no longer makes it economically feasible to lease the Demised Premises to the Lessee. Lessor shall promptly give notice to Lessee if any authority shall commence negotiations or shall commence legal action for the acquiring or taking of all or any party of the Demised Premises, either temporarily or permanently, by condemnation or by exercise of the right of eminent domain. Lessee hereby waives all claims against the fee, the leasehold and otherwise against Lessor by reason of the complete or partial taking or condemnation of the Demised Premises. The foregoing, however, is not intended to prohibit the Lessee from asserting any claim against the condemnor (e.g. for relocation costs) which will not reduce the Lessor's just compensation.

     31. Subordination. This Lease and Lessee's rights hereunder shall be subject and subordinate to any mortgages or other encumbrances now or hereafter placed upon or affecting the Demised Premises including the mortgage(s) securing the Acquisition Loan and the Addition Permanent Financing, and to all renewals, modifications, consolidations, and extensions thereof. Notwithstanding the foregoing, it is expressly agreed that Lessee's subordination to any future mortgage is contingent upon the future mortgagee entering into a non-disturbance agreement in form reasonably acceptable to the Lessee providing that, so long as the Lessee is not in default hereunder, no foreclosure of the lien of the mortgagee's mortgage or any other proceeding in respect thereof shall divest, impair, impede or otherwise adversely affect any interests or rights of Lessee under this Lease. It is understood that the failure or refusal of any mortgagee or encumbrancer to execute a written non-


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disturbance agreement shall not affect Lessee's obligations under this Lease but, instead, only its obligation to subordinate.

Notwithstanding the foregoing, the party holding the instrument to which this Lease is subordinate shall have the right to recognize and preserve this Lease in the event of any foreclosure sale or possessory action, and in such case this Lease shall continue in full force and effect at the option of the party holding the superior lien and Lessee shall attorn to such party and shall execute, acknowledge and deliver any instrument that has for its purpose and effect the confirmation of such attornment.

     32. Owner's Interest/Quiet Enjoyment. Lessor warrants and represents that:
(a) Lessor is the equitable owner of the Demised Premises and that, upon the Effective Date, Lessor will be the legal owner of the Demised Premises; (b) Lessor has the full right and authority to enter into the Lease; and (c) Lessee, upon paying the rent herein reserved and upon performing all terms and conditions to be performed by Lessee hereunder, shall at all times during the term herein demised peacefully and quietly have, hold and enjoy the Demised Premises. Notwithstanding the foregoing, Lessee acknowledges that its leasehold interest in the Demised Premises is subject and subordinate to those title exceptions excluded from the coverage of the Lessor's owner's title insurance policy Lessor obtained in connection with Lessor's acquisition of the Demised Premises (the "Title Exceptions") and that, except for the requirements of Lessor's mortgage, Lessee shall be responsible for complying with the requirements of all Title Exceptions.

     33. Notices.

          A. All notices provided for by this Lease shall be in writing and sent either by nationally recognized overnight carrier (e.g. Federal Express) or by certified mail, return receipt requested, to Lessor at c/o Equivest Management, Inc., 215 S. Broad Street, Suite 600, Philadelphia, PA 19107, with a copy to Gary S. Lewis, Esquire of Connolly Epstein Chicco Foxman Oxholm & Ewing, 1515 Market Street, 9th Floor, Philadelphia, Pa 19102, and to Lessee at 2828 Charter Road, Philadelphia, PA 9154, Attention:
     President, with a copy to Timothy B. Anderson, Esquire, Pepper Hamilton LLP, 200 One Keystone Plaza, North Front and Market Streets, P.O. Box 1181, Harrisburg, PA 17108-1181.

          B. Notice by certified mail shall be deemed given on the third business day following deposit in the mail. Notice by nationally recognized overnight carrier shall be deemed given on the first business day after deposit with the carrier. Either party may change the address to which notice


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


     is to be given, provided that notice of such change is given to the other party in the manner provided for in subparagraph A of this Section 33.

     34. Successors and Assigns. All covenants, conditions and obligations contained in this Lease shall be binding upon and inure to the benefit of the parties hereto and each of their respective successors and assigns. No person not a party to this Lease shall have any "third party beneficiary" or other rights hereunder.

     35. Entire Agreement. This Lease contains the entire understanding and agreement between the parties with respect to the subject matter hereof and supersedes all prior or contemporaneous agreements or understandings. No amendment or modification of this Lease shall be effective unless it is written and executed by all parties hereto or their proper successors or assigns.

     36. General.

          A. Headings Not Determinative. The headings to the various sections of this Lease have been inserted for convenience of reference only and shall not modify, amend or change the express terms and provisions of this Lease.

          B. Controlling Law. This Lease shall be construed and enforced in accordance with the laws of the Commonwealth of Pennsylvania.

          C. Counterparts. This Lease may be executed in any number of counterparts, each of which shall be deemed to be an original.

          D. Use of Gender; Plurals; Etc. As used herein, the neuter shall be deemed to refer to and include the male and female, and vice versa, where appropriate. As used herein, the singular shall be deemed to refer to and include the plural, and vice versa, where appropriate.

          E. Non-Waiver. The failure of either party to insist in any one or more instances upon the strict performance of any one or more of the agreements, terms, covenants, conditions or obligations of this Lease, or to exercise any right, remedy or election herein contained, shall not be construed as a waiver or relinquishment in the future of such performance or exercise, but the same shall continue and remain in full force and effect with respect to any subsequent breach, act or omission.



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


          F. Partial Payment. No payment by Lessee or receipt by Lessor of a lesser amount than the correct Base Rent or additional rent due hereunder shall be deemed to be other than a payment on account, nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed to effect or evidence an accord and satisfaction, and Lessor may accept such check or payment without prejudice to Lessor's right to recover the balance or pursue any other remedy in this Lease or at law provided.

          G. Requested Modifications. If, in connection with obtaining, continuing or renewing financing for which the Building, Land or the Demised Premises or any interest therein represents collateral in whole or in part, a banking, insurance or other lender shall request reasonable modifications of this Lease as a condition of such financing, Lessee will not unreasonably withhold, delay or defer its consent thereto, provided that such modifications do not increase the monetary obligations of Lessee hereunder or adversely affect to a material degree the Lessee's leasehold interest hereby created.

          H. Partial Invalidity. If any of the provisions of this Lease, or the application thereof to any person or circumstances, shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such provision or provisions to persons or circumstances other than those as to whom or which it is held invalid or unenforceable, shall not be affected thereby, and every provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

          I. Lease Not Binding Until Fully Executed. This Lease shall not be binding on either party until both parties have executed this Lease.

          J. No Construction Against Drafter or Lessor. This Lease has been fully negotiated and, notwithstanding any rule of construction to the contrary, shall not be construed against either the Lessor or the party which drafted this Lease.

     37. Security Deposit. Lessee shall not be required to pay any security deposit to Lessor under this Lease. Promptly after the Effective Date, Lessor shall return to Sparks any security deposit which Lessor actually receives from the Current Owner relating to the Existing Lease.



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     38. Miscellaneous Provisions:

          A. Should contractors and materialmen supply work or materials to Lessee at the Demised Premises, Lessee agrees that it shall hold Lessor fully indemnified from any and all mechanic's liens or costs or expenses as a result thereof.

          B. It is hereby covenanted and agreed, any law, usage or custom to the contrary notwithstanding, that Lessor shall have the right at all times to enforce the covenants and provisions of this Lease in strict accordance with the terms hereof, notwithstanding any conduct or custom on the part of Lessor in refraining from so doing at any time or times. Further, the failure of Lessor at any time or times to enforce Lessor's rights under said covenants and provisions strictly in accordance with the same shall not be construed as having created a custom in any way or manner contrary to the specific terms, provisions and covenants of this Lease or as having in any way or manner modified the same.

          C. If the Lessee shall be comprised of two or more persons or entities, it is expressly understood that the obligations of all parties comprising the Lessee hereunder shall be joint and several.

     39. Environmental Considerations. Lessee acknowledges and agrees that, because its affiliate, Sparks, has occupied the Demised Premises and operated its business therefrom for some time, Lessee is familiar with the environmental condition of the Demised Premises. Lessee further acknowledges and agrees that Lessor has relied on the covenants and indemnification set forth in this Section 39 and that Lessor would not have acquired legal title to the Demised Premises without them.

Lessee shall be solely responsible for any environmental condition existing on, at, in or under the Demised Premises as of the Effective Date (the "Existing Environmental Conditions"). Additionally Lessee shall be solely responsible for any other environmental conditions on, at, in or under the Demised Premises occurring or arising between the Effective Date and the date on which the term of this Lease expires or has been terminated, except for any conditions actually caused by the Lessor (the "Future Environmental Conditions").

          Lessee covenants and agrees with Lessor as follows:

          A. Lessee shall defend, indemnify and hold Lessor harmless from and against any claim, liability, damage, cost or expense, including reasonable attorneys' fees, arising from or relating to any and all Existing Environmental Conditions and any and all Future Environmental Conditions.



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


          B. Lessee shall comply with all so-called environmental laws ("Environmental Laws") relating to the Demised Premises and the operation of the Lessee's business therefrom.

          C. Lessee shall not use or store any so-called hazardous substances or hazardous materials on, at or in the Demised Premises except such amounts as may be necessary in connection with the operation of the Lessee's (or Sparks EEC's) business and even then only in accordance with all applicable laws governing their use, storage and disposal.

          D. Lessee, at Lessee's sole cost and expense, shall remediate any and all Existing Environmental Conditions and any Future Environmental Conditions if and to the extent that such remediation is required by any Environmental Laws.

It is expressly understood and agreed that Lessee's responsibilities and obligations under this Section 39 shall survive the termination or expiration of this Lease.


     40. Lessor Has No Obligations, Liability or Responsibility Under Existing Lease. Regardless of whether, as between the Current Owner and the Lessor, Lessor may have assumed any obligations of the Current Owner under the Existing Lease, it is expressly understood and agreed that, as between the Lessor, on the one hand, and the Lessee and Sparks, on the other hand, the Lessor shall have no obligations, responsibilities or liability under the Existing Lease and the rights and remedies of Sparks and Lessee relating to the Demised Premises, as they relate to the Lessor, shall solely be defined by this Lease. Nothing herein is intended to prevent Sparks from asserting any claim against the Current Owner under the Existing Lease relating to the period prior to the Effective Date.

     41. Lessee to Perform Work Required by GE. Attached hereto as Exhibit D and made a part hereof is a copy of a letter dated May 6, 1999 from GE to Lessor setting forth certain work which GE requires Lessor to perform as a post-closing requirement in connection with the Acquisition Loan (the "GE Letter"). The GE Letter also sets forth the times by which the work required therein must be completed. Lessee, at Lessee's sole cost and expense, shall perform the work required under the GE Letter within the time frames set forth therein and Lessee's failure to fully do so, at Lessor's option, shall constitute a Default under this Lease.



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


At the time of the execution of this Lease, Lessor has not yet been notified by GE what work, if any, of an environmental nature GE will require Lessor to perform as a condition to GE's making the Acquisition Loan (the "GE Environmental Work"). Lessee agrees to perform the GE Environmental Work, at Lessee's sole cost and expense and within the time frames required by GE, subject to Lessee's right to terminate this Lease pursuant to Section 8.J hereof.


      IN WITNESS WHEREOF, the parties hereto have signed this Agreement the day and year first above written.

                                        LESSOR

                                        2828 PARTNERSHIP, L.P.,
                                        a Pennsylvania limited partnership

                                        By:  2828 Corporation,
                                             a Pennsylvania corporation,
                                             its General Partner

ATTEST:  CORPORATE SEAL


                                        By:____________________________
------------------------------             Ira M. Ingerman, President



                                        LESSEE:

ATTEST:  CORPORATE SEAL                 MARLTON TECHNOLOGIES, INC.


                                        By:_____________________________
------------------------------             Robert B. Ginsburg, President



                                        The undersigned, Sparks Exhibits
                                        Holding Corporation, has joined
                                        in and executed this Lease for the
                                        sole purpose of acknowledging its
                                        agreement to be legally bound by the
                                        terms and conditions set forth in
                                        Sections 3, 7, 8, 13, 18 and 40 hereof.



ATTEST:  CORPORATE SEAL                 SPARKS EXHIBITS HOLDING CORPORATION



                                        By:_____________________________
------------------------------


90424v12


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LIST OF EXHIBITS


Exhibit A            Legal Description of Land


Exhibit B            Loan Commitment for Addition Permanent Financing


Exhibit C            Insurance Requirements of Lessor's Mortgage Lender


Exhibit D            Letter from GE dated May 6, 1999 Requiring Work